EXHIBIT 99.1
Denver, Colorado - August 2, 2007
Apartment Investment and Management Company
Announces Second Quarter 2007 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced second quarter 2007 results including:
►	Net income for the quarter of $19.3 million decreased $15.8 million from $35.1 million in the second quarter 2006. Lower results in the second quarter 2007 are primarily due to lower gains on property sales of $19.3 million, offset by a $4.8 million increase in operating income. Earnings per share (EPS) were $0.03 on a diluted basis, compared with $0.17 in the second quarter 2006.

►	Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $87.3 million, or $0.88 per share, up 22% when compared with $71.4 million, or $0.73 per share, in the second quarter 2006. FFO before impairment and preferred redemption charges was also $0.88 per share, which was $0.08 above the mid-point of guidance. Better than expected results from lower than anticipated casualty losses and stronger Aimco Capital transaction activity contributed to the additional $0.08 per share of FFO outperformance.

►	Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $63.6 million, or $0.64 per share, up 22% when compared with $52.0 million, or $0.53 per share, in the second quarter 2006. AFFO includes deductions of $0.24 and $0.20 per share for capital replacement expenditures in the second quarter 2007 and the second quarter 2006, respectively.
Diluted Per Share Results

	SECOND QUARTER		YEAR-TO-DATE
	2007	2006	2007	2006

Earnings - EPS	$0.03	$0.17	$0.12	$0.80

Funds from operations - FFO	$0.88	$0.73	$1.62	$1.41

FFO before impairment and preferred redemption charges	$0.88	$0.73	$1.63	$1.43

Adjusted funds from operations - AFFO	$0.64	$0.53	$1.22	$1.08

Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Apartment fundamentals continued to be positive in the second quarter with conventional same-store revenue growth of 5.2%. We are on track to invest $300 million in conventional redevelopment projects with 48 communities under redevelopment at the end of the quarter. Our asset management and transaction businesses are growing with a year-over-year increase in net income of 59%. We are looking forward to continued positive momentum in the second half of 2007.”
Chief Financial Officer Tom Herzog adds: “Our second quarter FFO of $0.88 per share was $0.08 above the mid-point of guidance. Positive results for the quarter included lower casualty losses and higher Aimco Capital transaction income than was considered in guidance. We are establishing third quarter FFO guidance of $0.80 to $0.84 per share and adjusting our full year FFO guidance to $3.33 to $3.43 per share.”
Property Operations
Conventional Real Estate Operations
Aimco is among the largest owners and operators of market rate properties in the United States. Conventional real estate operations consist of Aimco’s diversified portfolio of market rate apartment communities. At the end of the second quarter 2007, this portfolio included 454 properties with 131,242 units in which Aimco had a weighted average ownership of 86%. During the second quarter 2007, conventional real estate operations generated net operating income of $177.7 million.
“Same Store” Results
The Same Store portfolio is a sub-set of total conventional properties (see the Glossary). In the second quarter 2007, the Same Store portfolio included 376 communities with 95,924 Effective Units based on Aimco’s weighted average ownership of 86% (See Supplemental Schedules 6a through 7).
Comparing Same Store results in the second quarter 2007 with the second quarter 2006, total revenue increased $12.9 million, or 5.2%. The increase in revenue was primarily generated by higher average rent, up $34 per unit, or 4.1%, from $830 per unit to $864 per unit, higher occupancy, which was up 0.3% from 94.4% to 94.7%, and increased utility reimbursements, up $2.1 million. Same Store expenses of $109.2 million increased $6.8 million, or 6.7%, compared with the prior year period as a result of higher taxes, insurance, utilities, marketing and payroll. Full year 2007 Same Store expenses are expected to be up 3.5% to 4.0% when compared to full year 2006. Same Store portfolio net operating income was $154.3 million for the second quarter 2007, up 4.1% from the second quarter 2006.
Same Store Operating Results

	SECOND QUARTER
	Year-over-year			Sequential
	2007	2006	Variance	1st Qtr	Variance

Same Store Operating Measures

Average Physical Occupancy	94.7%	94.4%	0.3%	94.4%	0.3%

Average Rent Per Unit	$864	$830	4.1%	$858	0.7%

Total Same Store ($mm)

Revenue	$263.5	$250.6	5.2%	$258.9	1.8%

Expenses	(109.2)	(102.4)	6.7%	(107.1)	2.0%

NOI	$154.3	$148.2	4.1%	$151.8	1.6%

Comparing Same Store results on a sequential basis, total revenue increased $4.6 million in the second quarter 2007 compared with the first quarter of 2007, driven by a $6 per unit increase in average rental rates and an increase in occupancy of 0.3%. Expenses increased $2.1 million, or 2.0%, primarily due to higher payroll, repairs and maintenance and training expenses, offset by lower utilities. Net operating income increased $2.5 million, or 1.6%, on a sequential basis.
Affordable Real Estate Operations
Aimco is among the largest owners and operators of affordable properties in the United States. At the end of the second quarter 2007, Aimco’s owned affordable portfolio included 323 properties with 37,457 units in which Aimco had an average ownership of 51%. During the second quarter 2007, affordable property operations generated net operating income of $21.4 million. On a year-over-year basis, second quarter average month-end occupancy for the affordable portfolio decreased 20 basis points from 97.5% to 97.3%, and average rent per unit increased 3.6% from $696 to $721 per unit.
Aimco Capital
Aimco Capital oversees all of Aimco’s asset management, transaction and portfolio management activities, and is led by a management team dedicated to this business.
Asset Management and Transactions
Asset management income is earned from the financial management of partnerships. Transaction income is earned from activities such as dispositions, refinancings, land sales and tax credit syndications. Proceeds received in exchange for the transfer of tax credits are recognized ratably as the tax benefits are delivered, and syndication fees are recognized upon completion of tax credit syndications. Consolidated asset management and transaction net operating income, net of tax, was $8.6 million in the second quarter 2007 up 59% when compared to $5.4 million in the second quarter 2006. See Supplemental Schedule 11 for additional information on asset management and transaction income.
Portfolio Management
ACQUISITIONS — Aimco acquired nine properties in the second quarter 2007 for $112.4 million. Acquisitions included: Leahy Square located in Redwood City, CA with 110 units that Aimco purchased for $23.0 million or $209,091 per unit; Hudson Harbour located in Poughkeepsie, NY with 352 units that Aimco purchased for $37.0 million or $105,114 per unit; 204-206 West 133rd Street located in New York City with 44 units that Aimco purchased for $4.6 million or $104,545 per unit; 656 St. Nicholas Avenue located in New York City with 30 units that Aimco purchased for $4.3 million or $141,667 per unit; and 181 units located in the 2200-2400 blocks of Adam Clayton Powell Boulevard in New York City for a total of $43.5 million or an average of $240,331 per unit.
During the second quarter 2007, Aimco acquired seven properties owned by VMS National Properties Joint Venture, a consolidated real estate partnership in which Aimco held a 22% interest prior to the transaction. The portion of the Venture’s real estate not owned by Aimco prior to the transaction was acquired in exchange for consideration totaling $179.4 million. Aimco also purchased additional limited partnership interests in 22 partnerships that own 59 properties for an aggregate of $8.9 million.
DISPOSITIONS — Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. In the second quarter 2007, Aimco sold 22 conventional properties and six affordable properties with 3,993 and 629 units, respectively, for $201.1 million in gross proceeds (Aimco share $122.4 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $71.7 million.
Aimco’s property dispositions resulted in gains on dispositions of real estate (including gains on dispositions of unconsolidated real estate and other and gains within discontinued operations), of $24.9 million for the second quarter 2007, compared with gains of $44.2 million for the second quarter 2006.
See Supplemental Schedule 8 for additional information on acquisition and disposition activity.

Redevelopment
Aimco is actively reinvesting in and upgrading its portfolio through property redevelopments. At the end of the second quarter 2007, Aimco had 48 active conventional redevelopment projects and 10 active tax credit redevelopment projects. Aimco’s share of total redevelopment expenditures was $66.6 million during the second quarter 2007. Conventional redevelopment project expenditures totaled $56.8 million and tax credit redevelopment project expenditures totaled $9.8 million for the quarter. Further information on redevelopment projects is provided in Supplemental Schedule 10.
Additional Financial Information
PROPERTY MANAGEMENT INCOME — Income from property management is generated when Aimco provides property management services to properties with unaffiliated partners. Income from consolidated properties is eliminated in Aimco’s consolidated GAAP financial statements and the related economic benefit is reflected in minority interest.
INTEREST INCOME — Consolidated interest income was $9.2 million for the second quarter 2007 compared with $5.4 million for the second quarter 2006. Interest income is earned in part from money market and interest bearing accounts as well as on notes receivable from unconsolidated partnerships and non-affiliates.
DEBT ACTIVITY — During the second quarter 2007, Aimco closed 19 property loans generating gross proceeds of $229.8 million at a weighted average interest rate of 5.53%. This included refinancing $60.8 million in existing mortgage loans, reducing the average interest rate from 5.93% to 5.46%. After repayment of existing property debt, transaction costs and distributions to limited partners, Aimco’s share of net proceeds was $140.3 million.
At quarter-end, Aimco’s corporate debt balance was $554.0 million, up from $540.0 million at year-end 2006, and carried a weighted average interest rate of 6.82%. The balance on Aimco’s revolving credit facility was $154.0 million, leaving $256.2 million (after $39.8 million in outstanding letters of credit) in available capacity.
As of June 30, 2007, Aimco had $7.1 billion of consolidated debt outstanding (excluding other borrowings), of which $5.4 billion was fixed rate mortgage debt and $1.7 billion was floating rate debt. The floating rate debt included $554.0 million of corporate debt, $692.6 million of tax-exempt bonds, and $461.8 million of other property loans. In addition, Aimco had $100.0 million of floating rate preferred stock. Aimco’s FFO exposure to changes in floating interest rates is mitigated by tax-exempt bonds with rates tied to the Bond Market Association Index which moves at approximately 0.68% for a 1.00% change in LIBOR. Exposure is further offset by floating rate assets, such as cash and notes receivable, and interest capitalized on entitlement and redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances (see Supplemental Schedule 3), Aimco estimates its sensitivity to a 100 basis point change in LIBOR to be approximately $0.02 per share per quarter. Other borrowings of $59.8 million at quarter-end consisted primarily of unsecured notes payable and obligations under sale and leaseback arrangements accounted for as financings. As of June 30, 2007, other borrowings included $51.3 million of fixed rate obligations with interest rates ranging from zero to 10.00%, and $8.5 million of variable rate obligations bearing interest at the prime rate plus 1.75%.
See Supplemental Schedule 5 for more detail on debt characteristics and activity.
INTEREST EXPENSE — Consolidated interest expense was $104.9 million for the second quarter 2007 compared with $98.2 million for the second quarter 2006. The $6.7 million increase in interest expense is related to increased rates and higher balances on property debt, net of higher capitalized interest.
STOCKHOLDERS’ EQUITY — During the second quarter 2007, Aimco repurchased 477,300 shares of its Class A Common Stock at an average price of $52.36 per share for a total cost of $25.0 million. On July 31, 2007, our Board of Directors increased our existing share repurchase authorization. We are currently authorized to repurchase approximately 13.5 million shares. These repurchases may be made from time to time in the open market or in privately negotiated transactions.

G&A — General and administrative expenses for the second quarter 2007 of $24.6 million were up $1.4 million or 6.0% when compared with the second quarter 2006. The year-over-year increase in G&A was primarily due to increased compensation costs and related expenses, which were offset by a decrease in professional fees.
Outlook
For the third quarter 2007, FFO is expected to be in a range from $0.80 to $0.84 per share, before impairment and preferred redemption charges, and we are increasing our full year FFO guidance to $3.33 to $3.43 per share. The full year 2007 AFFO outlook of greater than $2.40 per share is unchanged. Please refer to the Outlook Schedule, which follows the Consolidated Financial Statements in this release, for more detail on third quarter and full year 2007 guidance.
Dividends on Common Stock
As announced on August 1, 2007, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended June 30, 2007, payable on August 31, 2007, to stockholders of record on August 17, 2007. The dividend represents 94% of AFFO (diluted) and 68% of FFO (diluted), on a per share basis, and a 4.8% annualized yield based on the $50.42 closing price of Aimco’s Class A Common Stock on June 29, 2007.
Earnings Conference Call
Please join Aimco management for the Second Quarter 2007 earnings conference call to be held Thursday, August 2, 2007, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast by clicking on the Webcast link on Aimco’s Website at http://www.aimco.com/CorporateInformation/About/Financial/2Q2007. Alternatively, you may join the conference call via telephone by dialing 800-798-2801 with passcode 50113575, or dialing 617-614-6205 for international callers. Please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 888-286-8010, 617-801-6888 for international callers, and using passcode 65361235.

Supplemental Information
The Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/2Q2007 or by calling Investor Relations at 303-691-4350.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of third quarter and full year 2007 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy levels, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 20 regional operating centers. Aimco, through its subsidiaries and affiliates, is one of the largest owners and operators of apartment communities in the United States with 1,216 properties, including 209,507 apartment units, and serves approximately 750,000 residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our web site at www.aimco.com.

GAAP Income Statements

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES:
Rental and other property revenues	$421,864	$392,499	$832,363	$776,894
Property management revenues, primarily from affiliates	1,271	3,592	3,367	6,622
Activity fees and asset management revenues	15,178	12,133	26,808	21,673

Total revenues	438,313	408,224	862,538	805,189

OPERATING EXPENSES:
Property operating expenses	192,681	173,506	385,924	353,571
Property management expenses	2,072	2,151	3,278	2,643
Activity and asset management expenses	6,076	4,946	11,351	9,134
Depreciation and amortization	121,807	112,272	244,195	219,461
General and administrative expenses	24,606	23,207	46,683	44,236
Other expenses (income), net	(4,272)	1,615	(2,266)	1,994

Total operating expenses	342,970	317,697	689,165	631,039

Operating income	95,343	90,527	173,373	174,150

Interest income	9,242	5,437	18,810	12,368
Provision for losses on notes receivable, net	(735)	(502)	(2,278)	(764)
Interest expense	(104,875)	(98,157)	(209,615)	(193,971)
Deficit distributions to minority partners	(2,028)	(3,935)	(3,221)	(6,011)
Equity in earnings (losses) of unconsolidated real estate partnerships	930	(574)	(2,055)	(2,436)
Real estate impairment recoveries (losses), net	—	(15)	—	971
Gain on dispositions of unconsolidated real estate and other	639	1,059	1,688	10,757
Gain on extinguishment of debt	—	—	19,373	—

Loss before minority interests and discontinued operations	(1,484)	(6,160)	(3,925)	(4,936)

Minority interests:
Minority interest in consolidated real estate partnerships	(265)	1,522	(6,182)	6,636
Minority interest in Aimco Operating Partnership, preferred [a]	(1,782)	(1,785)	(3,564)	(3,583)
Minority interest in Aimco Operating Partnership, common [a]	1,821	2,238	4,342	4,171

Total minority interests	(226)	1,975	(5,404)	7,224

Income (loss) from continuing operations	(1,710)	(4,185)	(9,329)	2,288

Income from discontinued operations, net [b]	21,039	39,277	53,866	116,874

Net income	19,329	35,092	44,537	119,162

Net income attributable to preferred stockholders	16,346	19,034	32,694	43,088

Net income attributable to common stockholders	$2,983	$16,058	$11,843	$76,074

Weighted average number of common shares outstanding	95,973	96,071	95,972	95,627

Weighted average number of common shares and common share equivalents outstanding	95,973	96,071	95,972	95,627

Earnings (loss) per common share — basic:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.19)	$(0.24)	$(0.44)	$(0.43)
Income from discontinued operations	0.22	0.41	0.56	1.23

Net income attributable to common stockholders	$0.03	$0.17	$0.12	$0.80

Earnings (loss) per common share — diluted:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.19)	$(0.24)	$(0.44)	$(0.43)
Income from discontinued operations	0.22	0.41	0.56	1.23

Net income attributable to common stockholders	$0.03	$0.17	$0.12	$0.80

GAAP Income Statements (continued)

Notes to Consolidated Statements of Income

[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure.

[b] Income from discontinued operations of consolidated properties consists of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Rental and other property revenues	$6,413	$32,280	$18,499	$77,110
Property operating expenses	(3,309)	(16,459)	(9,775)	(40,132)
Other (expenses) income, net	(269)	(2,115)	(1,089)	(3,154)
Depreciation and amortization	(1,598)	(9,214)	(4,711)	(22,329)
Interest expense	(1,018)	(6,898)	(4,249)	(16,530)
Interest income	32	224	120	537
Gain on extinguishment of debt	—	—	22,852	—
Minority interest in consolidated real estate partnerships	644	1,392	935	2,888

Income (loss) from operations	895	(790)	22,582	(1,610)

Gain on dispositions of real estate, net of minority partners’ interest	24,273	43,112	39,906	142,822
Real estate impairment recoveries (losses), net	60	195	(783)	(8)
Recovery of deficit distributions to minority partners	555	1,896	418	16,145
Income tax arising from disposals	(2,597)	(1,044)	(2,761)	(27,986)
Minority interest in Aimco Operating Partnership	(2,147)	(4,092)	(5,496)	(12,489)

Income from discontinued operations	$21,039	$39,277	$53,866	$116,874

GAAP Balance Sheets

Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Buildings and improvements	$9,486,611	$9,301,769
Land	2,608,316	2,384,926
Accumulated depreciation	(2,905,219)	(2,778,355)

NET REAL ESTATE	9,189,708	8,908,340
Cash and cash equivalents	258,027	229,824
Restricted cash	332,955	346,552
Accounts receivable	76,347	85,772
Accounts receivable from affiliates	33,680	20,763
Deferred financing costs	73,136	72,214
Notes receivable from unconsolidated real estate partnerships	43,106	40,641
Notes receivable from non-affiliates	138,678	139,352
Investment in unconsolidated real estate partnerships	37,124	39,000
Other assets	199,321	202,760
Deferred income tax asset, net	5,139	—
Assets held for sale	12,420	204,557

TOTAL ASSETS	$10,399,641	$10,289,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$949,692	$926,952
Property loans payable	5,595,153	5,198,010
Term loans	400,000	400,000
Credit facility	154,000	140,000
Other borrowings	59,786	67,660

TOTAL INDEBTEDNESS	7,158,631	6,732,622
Accounts payable	42,096	54,972
Accrued liabilities and other	300,373	409,991
Deferred income	150,326	142,442
Security deposits	48,038	43,325
Deferred income tax liability, net	—	4,379
Liabilities related to assets held for sale	8,546	164,556

TOTAL LIABILITIES	7,708,010	7,552,287

Minority interest in consolidated real estate partnerships	262,608	212,149
Minority interest in Aimco Operating Partnership	155,564	185,447
STOCKHOLDERS’ EQUITY
Perpetual preferred stock	723,500	723,500
Convertible preferred stock	100,000	100,000
Class A Common Stock	967	968
Additional paid-in capital	3,060,683	3,095,430
Notes due on common stock purchases	(3,760)	(4,714)
Distributions in excess of earnings	(1,607,931)	(1,575,292)

TOTAL STOCKHOLDERS’ EQUITY	2,273,459	2,339,892

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,399,641	$10,289,775

GAAP Statements of Cash Flows

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,537	$119,162
Depreciation and amortization	244,195	219,461
Adjustments to income from discontinued operations	(53,121)	(127,029)
Other adjustments to reconcile net income	(9,103)	11,527
Changes in operating assets and liabilities	(23,171)	41,819

Net cash provided by operating activities	203,337	264,940

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(174,991)	(41,732)
Capital expenditures	(268,608)	(236,203)
Proceeds from dispositions of real estate	259,631	544,815
Change in funds held in escrow from tax-free exchanges	9,975	—
Cash from newly consolidated properties	—	22,432
Purchases of partnership interests	(17,541)	(10,932)
Originations of notes receivable	(8,640)	(7,820)
Proceeds from repayment of notes receivable	14,152	5,318
Distributions received from investments in unconsolidated real estate partnerships	1,814	11,312
Other investing activities	(2,756)	(21,255)

Net cash provided by (used in) investing activities	(186,964)	265,935

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	791,330	656,634
Principal repayments on property loans	(528,459)	(599,870)
Proceeds from tax-exempt bonds	82,350	—
Principal repayments on tax-exempt bond financing	(58,659)	(31,690)
Net borrowings (repayments) on revolving credit facility	14,000	(217,000)
Proceeds from issuance of preferred stock	—	97,537
Redemption of preferred stock	—	(113,250)
Repurchase of Class A Common Stock	(136,603)	—
Proceeds from Class A Common Stock option exercises	53,232	39,459
Principal payments on Class A stock notes	1,605	18,626
Payment of Class A Common Stock dividends	(116,363)	(115,046)
Payment of preferred stock dividends	(32,720)	(41,879)
Payment of distributions to minority interest	(52,877)	(61,589)
Other financing activities	(5,006)	(1,074)

Net cash provided by (used in) financing activities	11,830	(369,142)

NET INCREASE IN CASH AND CASH EQUIVALENTS	28,203	161,733
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	229,824	161,730

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$258,027	$323,463

Outlook and Forward Looking Statement
Third Quarter and Full Year 2007
(unaudited)
This Earnings Release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of third quarter and full year 2007 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate transactional income as anticipated.
Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	Third Quarter 2007	Full Year 2007
GAAP earnings per share [1]	-$0.25 to -$0.21	-$0.26 to -$0.16
Add: Depreciation and other	$1.05	$3.59
FFO per share [2]	$0.80 to $0.84	$3.33 to $3.43
AFFO per share [3]		greater than $2.40
2007 Same Store operating assumptions:
Weighted average daily occupancy	94% to 95%	94% to 95%
NOI change - sequential	0.8% to 1.8%
NOI change - 2007 vs. 2006	6.0% to 7.0%	5.5% to 6.5%
Gross dispositions [4]		$400M to $600M	(Aimco share $300M - $450M)
Gross acquisitions [5]		$400M to $500M	(100% Aimco share)

[1] Aimco’s earnings per share guidance does not include estimates for (i) unrecognized gains on dispositions or impairment losses due to the unpredictable timing of transactions, (ii) unrecognized gains or losses on early repayment of debt or (iii) redemption related preferred stock issuance costs.

[2] FFO per share represents FFO before impairments.

[3] Outlook for AFFO is provided on an annual basis.

[4] Aimco anticipates gross sales proceeds of $400 to $600 million for 2007 ($340 to $510 million related to conventional properties and $60 to $90 million related to affordable properties). Aimco share of proceeds is expected to be $300 to $450 million ($270 to $405 million related to conventional properties and $30 to $45 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $150 to $200 million ($135 to $175 million related to conventional properties and $15 to $25 million related to affordable properties). The potential sale of the Flamingo South Beach property North and Central towers is not included in the dispositions total.

[5] Gross acquisitions include property acquisitions, limited partnership acquisitions and repurchase of Aimco stock.

AIMCO 2nd Quarter 2007
SUPPLEMENTAL INFORMATION

Schedule 1	—	Funds From Operations and Adjusted Funds From Operations

Schedule 2	—	Proportionate Operating Results Presentation

Schedule 3	—	Proportionate Balance Sheet Presentation

Schedule 4	—	Share Data

Schedule 5	—	Selected Debt Structure and Maturity Data

Schedule 6a	—	Same Store Operating Results (2Q 2007 v. 2Q 2006)

Schedule 6b	—	Same Store Operating Results (2Q 2007 v. 1Q 2007)

Schedule 6c	—	Same Store Operating Results (YTD 2Q 2007 v. YTD 2Q 2006)

Schedule 7	—	Selected Conventional Portfolio Performance Data

Schedule 8	—	Property Sales and Acquisitions Activity

Schedule 9	—	Capital Expenditures

Schedule 10	—	Summary of Redevelopment Activity

Schedule 11	—	Aimco Capital

Schedule 12	—	Apartment Unit Summary

Glossary

Supplemental Schedule 1

Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income attributable to common stockholders [1]	$2,983	$16,058	$11,843	$76,074
Adjustments:
Depreciation and amortization [2]	121,807	112,272	244,195	219,461
Depreciation and amortization related to non-real estate assets	(4,866)	(7,682)	(11,480)	(15,765)
Depreciation of rental property related to minority partners and unconsolidated entities [3]	(4,434)	(9,552)	(18,049)	(23,043)
Gain on dispositions of unconsolidated real estate and other	(639)	(1,059)	(1,688)	(10,757)
Gain on dispositions of non-depreciable assets and other	—	671	—	6,371
Deficit distributions to minority partners [4]	2,028	3,935	3,221	6,011
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [3]	(24,273)	(43,112)	(39,906)	(142,822)
Depreciation of rental property, net of minority partners’ interest [3]	1,152	6,724	(13,829)	16,608
Recovery of deficit distributions to minority partners [4]	(555)	(1,896)	(418)	(16,145)
Income tax arising from disposals	2,597	1,044	2,761	27,986
Minority interest in Aimco Operating Partnership’s share of above adjustments	(8,525)	(6,055)	(15,259)	(6,699)
Preferred stock dividends	16,346	19,034	32,694	40,514
Redemption related preferred stock issuance costs	—	—	—	2,574

Funds From Operations	$103,621	$90,382	$194,085	$180,368
Preferred stock dividends	(16,346)	(19,034)	(32,694)	(40,514)
Redemption related preferred stock issuance costs	—	—	—	(2,574)
Dividends/distributions on dilutive preferred securities	58	61	58	123

Funds From Operations Attributable to Common Stockholders — Diluted	$87,333	$71,409	$161,449	$137,403
Real estate impairment losses (recoveries), continuing operations [5]	—	15	—	(971)
Real estate impairment losses (recoveries), discontinued operations [5]	(60)	(195)	783	8
Redemption related preferred stock issuance costs [6]	—	—	—	2,574
Minority interest in Aimco Operating Partnership’s share of above adjustments	6	18	(73)	(160)

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$87,279	$71,247	$162,159	$138,854
Capital Replacements	(25,968)	(21,305)	(44,653)	(37,525)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,386	2,109	4,134	3,702
Dividends/distributions on non-dilutive preferred securities	(58)	(61)	(58)	(123)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$63,639	$51,990	$121,582	$104,908

Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [7]	99,128	97,475	99,572	97,007
Dilutive preferred securities	72	91	36	93

	99,200	97,566	99,608	97,100

Funds From Operations (excluding impairment losses and redemption related preferred stock issuance costs):
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [7]	99,128	97,475	99,572	97,007
Dilutive preferred securities	72	91	36	93

	99,200	97,566	99,608	97,100

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [7]	99,128	97,475	99,572	97,007
Dilutive preferred securities	—	—	—	—

	99,128	97,475	99,572	97,007

Per Share:
Funds From Operations — Diluted	$0.88	$0.73	$1.62	$1.41
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$0.88	$0.73	$1.63	$1.43
Adjusted Funds From Operations — Diluted	$0.64	$0.53	$1.22	$1.08
Dividends paid	$0.60	$0.60	$1.20	$1.20

Supplemental Schedule 1 (continued)

Notes to Funds From Operations and Adjusted Funds From Operations

[1] Represents the numerator for calculating basic earnings per common share in accordance with GAAP.

[2] Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.

[3] “Minority partners’ interest” means minority interest in our consolidated real estate partnerships.

[4] In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[5] On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three months ended June 30, 2007 and 2006 includes recoveries of impairment losses of $0.1 million and $0.2 million, respectively, and FFO for the six months ended June 30, 2007 and 2006 includes impairment losses of $0.8 million and recoveries of impairment losses of $1.0 million, respectively.

[6] In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the six months ended June 30, 2006 includes issuance costs of $2.6 million.

[7] Represents the denominator for calculating Aimco’s diluted earnings per common share in accordance with GAAP plus additional common share equivalents that are dilutive for FFO or AFFO.

Supplemental Schedule 2

Proportionate Operating Results Presentation	(page 1 of 2)
(in thousands) (unaudited)

	Three Months Ended June 30, 2007				Six Months Ended June 30, 2007
	Aimco	Share of	Minority	Proportionate	Aimco	Share of	Minority	Proportionate
	GAAP Income	Unconsolidated	Partners’	Income	GAAP Income	Unconsolidated	Partners’	Income
	Statement	Partnerships	Interest	Statement	Statement	Partnerships	Interest	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$300,949	$454	$(40,134)	$261,269	$595,288	$888	$(81,555)	$514,621
Acquisition properties [1]	7,661	—	(1)	7,660	12,157	—	(1)	12,156
Redevelopment properties [1]	42,662	—	(4,308)	38,354	84,792	—	(8,633)	76,159
Other properties [1]	10,003	548	(798)	9,753	19,720	707	(1,635)	18,792
Affordable properties [1]	60,589	5,926	(20,253)	46,262	120,406	11,615	(38,181)	93,840

Total rental and other property revenues	421,864	6,928	(65,494)	363,298	832,363	13,210	(130,005)	715,568
Property management revenues, primarily from affiliates [3]	1,271	(291)	3,378	4,358	3,367	(571)	6,723	9,519
Activity fees and asset management revenues	15,178	—	—	15,178	26,808	—	—	26,808

Total revenues	438,313	6,637	(62,116)	382,834	862,538	12,639	(123,282)	751,895

Operating expenses:
Property operating expenses:
Same Store properties [2]	126,437	233	(18,614)	108,056	250,380	429	(37,819)	212,990
Acquisition properties	3,242	—	(5)	3,237	5,304	—	(5)	5,299
Redevelopment properties	18,374	2	(2,187)	16,189	37,822	2	(4,416)	33,408
Other properties	5,536	303	(435)	5,404	10,952	456	(827)	10,581
Affordable properties	30,625	3,180	(10,571)	23,234	62,213	6,419	(19,152)	49,480
Casualties, Conventional	(566)	(413)	652	(327)	1,502	(412)	2,077	3,167
Casualties, Affordable	1,108	9	(444)	673	114	(82)	701	733
Property management expenses, Conventional [4]	6,300	—	444	6,744	14,912	—	(617)	14,295
Property management expenses, Affordable [4]	1,625	—	(622)	1,003	2,725	—	(738)	1,987

Total property operating expenses	192,681	3,314	(31,782)	164,213	385,924	6,812	(60,796)	331,940
Property management expenses [5]	2,072	—	178	2,250	3,278	—	1,355	4,633
Activity and asset management expenses	6,076	—	—	6,076	11,351	—	—	11,351
Depreciation and amortization	121,807	1,151	(5,664)	117,294	244,195	2,392	(20,600)	225,987
General and administrative expenses	24,606	22	(1,178)	23,450	46,683	52	(2,404)	44,331
Other expenses (income), net	(4,272)	(149)	(1,022)	(5,443)	(2,266)	2,888	(4,121)	(3,499)

Total operating expenses	342,970	4,338	(39,468)	307,840	689,165	12,144	(86,566)	614,743

Operating income	95,343	2,299	(22,648)	74,994	173,373	495	(36,716)	137,152
Interest income:
General partner loan interest	2,890	(85)	9,252	12,057	6,046	(174)	18,735	24,607
Money market and interest bearing accounts	5,550	211	(849)	4,912	10,204	360	(1,733)	8,831
Accretion on discounted notes receivable	802	—	—	802	2,560	—	—	2,560

Total interest income	9,242	126	8,403	17,771	18,810	186	17,002	35,998
Provision for losses on notes receivable	(735)	—	—	(735)	(2,278)	—	—	(2,278)
Interest expense:
Property debt (primarily non-recourse)	(101,427)	(1,501)	14,486	(88,442)	(201,863)	(2,745)	29,522	(175,086)
Corporate credit facility	(10,831)	—	—	(10,831)	(21,667)	—	—	(21,667)
Capitalized interest	7,383	6	(506)	6,883	13,915	9	(889)	13,035

Total interest expense	(104,875)	(1,495)	13,980	(92,390)	(209,615)	(2,736)	28,633	(183,718)
Deficit distributions to minority partners	(2,028)	—	—	(2,028)	(3,221)	—	—	(3,221)
Equity in earnings (losses) of unconsolidated real estate partnerships	930	(930)	—	—	(2,055)	2,055	—	—
Gain on dispositions of unconsolidated real estate and other	639	—	—	639	1,688	—	—	1,688
Gain on extinguishment of debt	—	—	—	—	19,373	—	(15,101)	4,272

Loss before minority interests and discontinued operations	(1,484)	—	(265)	(1,749)	(3,925)	—	(6,182)	(10,107)
Minority interest in consolidated real estate partnerships	(265)	—	265	—	(6,182)	—	6,182	—
Minority interest in Aimco Operating Partnership	39	—	—	39	778	—	—	778

Loss from continuing operations	(1,710)	—	—	(1,710)	(9,329)	—	—	(9,329)
Income from discontinued operations, net	21,039	—	—	21,039	53,866	—	—	53,866

Net income	19,329	—	—	19,329	44,537	—	—	44,537
Net income attributable to preferred stockholders	16,346	—	—	16,346	32,694	—	—	32,694

Net income attributable to common stockholders	$2,983	$—	$—	$2,983	$11,843	$—	$—	$11,843

(See footnotes on page 2 of 2)

Supplemental Schedule 2

Proportionate Operating Results Presentation	(page 2 of 2)
(in thousands) (unaudited)

	Three Months	Six Months
	Ended	Ended
	June 30, 2007	June 30, 2007
Components of FFO:
Real estate operations:
Rental and other property revenues	$363,298	$715,568
Property operating expenses	(164,213)	(331,940)

Net real estate operations	199,085	383,628
Property management, net	2,108	4,886
Activity and asset management, net	9,102	15,457
Depreciation and amortization related to non-real estate assets	(4,787)	(11,321)
General and administrative expenses	(23,450)	(44,331)
Other (expenses) income, net	5,443	3,499
Interest income	17,771	35,998
Provision for losses on notes receivable	(735)	(2,278)
Interest expense	(92,390)	(183,718)
Gain on extinguishment of debt	—	4,272
Discontinued operations:
Operations and other	2,534	4,970
Interest expense	(427)	(2,039)
Gain on extinguishment of debt	—	5,039
Preferred stock dividends	(16,346)	(32,694)
Preferred partnership unit distributions	(1,782)	(3,564)
Dividends/distributions on dilutive preferred securities	58	58

Subtotal before minority interest in Aimco Operating Partnership	$96,184	$177,862
Minority interest in common units of Aimco Operating Partnership	(8,851)	(16,413)

FFO Attributable to Common Stockholders — Diluted	$87,333	$161,449

Reconciliation of Net Income to FFO and AFFO:
Net income	$19,329	$44,537
Real estate depreciation and amortization	117,294	225,987
Depreciation and amortization related to non-real estate assets	(4,787)	(11,321)
Deficit distributions to minority partners	2,028	3,221
Gain on dispositions of unconsolidated real estate and other	(639)	(1,688)
Gain on dispositions of non-depreciable assets	—	—
Discontinued operations	(21,079)	(51,392)
Minority interest in Aimco Operating Partnership’s share of adjustments	(8,525)	(15,259)
Preferred stock dividends	(16,346)	(32,694)
Redemption related preferred stock issuance costs	—	—
Dividends/distributions on dilutive preferred securities	58	58
FFO Attributable to Common Stockholders — Diluted	$87,333	$161,449
Capital Replacements	(25,968)	(44,653)
Real estate impairment losses (recoveries), continuing operations	—	—
Real estate impairment losses (recoveries), discontinued operations	(60)	783
Redemption related preferred stock issuance costs	—	—
Minority interest in Aimco Operating Partnership’s share of adjustments	2,392	4,061
Dividends/distributions on non-dilutive preferred securities	(58)	(58)

AFFO Attributable to Common Stockholders — Diluted	$63,639	$121,582

Notes to Schedule 2:
[1] See definitions and descriptions in Glossary.
[2] Same store amounts in this schedule may differ from the same store amounts in Schedule 6. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.
[3] Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the minority partners’ share of fees charged to both consolidated and unconsolidated properties.
[4] Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.
[5] Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect minority partners’ share of both consolidated and unconsolidated property management expenses.

Supplemental Schedule 3
Proportionate Balance Sheet Presentation
As of June 30, 2007
(in thousands) (unaudited)

	Consolidated	Proportionate
	GAAP	Share of	Minority	Proportionate
	Balance Sheet	Unconsolidated	Partners’	Balance
	June 30, 2007	Partnerships [1]	Interest [2]	Sheet [3]
ASSETS
Buildings and improvements	$9,486,611	$54,853	$(1,325,797)	$8,215,667
Land	2,608,316	2,163	(101,733)	2,508,746
Accumulated depreciation	(2,905,219)	(35,731)	782,650	(2,158,300)

NET REAL ESTATE	9,189,708	21,285	(644,880)	8,566,113
Cash and cash equivalents	258,027	1,569	(81,295)	178,301
Restricted cash	332,955	5,746	(63,339)	275,362
Accounts receivable	76,347	692	—	77,039
Accounts receivable from affiliates	33,680	—	—	33,680
Deferred financing costs	73,136	—	—	73,136
Notes receivable from unconsolidated real estate partnerships	43,106	—	—	43,106
Notes receivable from non-affiliates	138,678	—	—	138,678
Investment in unconsolidated real estate partnerships	37,124	20,213	—	57,337
Other assets	199,321 [4]	14,613	—	213,934
Deferred income tax asset, net	5,139	—	—	5,139
Assets held for sale	12,420	—	—	12,420

TOTAL ASSETS	$10,399,641	$64,118	$(789,514)	$9,674,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$949,692	$139	$(26,292)	$923,539
Property loans payable	5,595,153	53,693	(742,317)	4,906,529
Term loans	400,000	—	—	400,000
Credit facility	154,000	—	—	154,000
Other borrowings	59,786	—	—	59,786

TOTAL INDEBTEDNESS	7,158,631	53,832	(768,609)	6,443,854
Accounts payable	42,096	10,286	—	52,382
Accrued liabilities and other	300,373	—	—	300,373
Deferred income	150,326	—	—	150,326
Security deposits	48,038	—	—	48,038
Liabilities related to assets held for sale	8,546	—	—	8,546

TOTAL LIABILITIES	7,708,010	64,118	(768,609)	7,003,519

Minority interest in consolidated real estate partnerships	262,608	—	(20,905)	241,703
Minority interest in Aimco Operating Partnership	155,564	—	—	155,564

NET OPERATING ASSETS		$—	$—	$2,273,459

STOCKHOLDERS’ EQUITY
Perpetual preferred stock	723,500
Convertible preferred stock	100,000
Class A Common Stock	967
Additional paid-in capital	3,060,683
Notes due on common stock purchases	(3,760)
Distributions in excess of earnings	(1,607,931)

TOTAL STOCKHOLDERS’ EQUITY	2,273,459

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,399,641

[1]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[2]	Total of minority partners’ share of selected balance sheet data. Additionally, Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The minority partners’ share of amounts payable to Aimco pursuant to those notes is $49.1 million.

[3]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of June 30, 2007, plus Aimco’s proportionate share of selected unconsolidated balance sheet data and less minority partners’ share of selected balance sheet data.

[4]	Other assets includes $81.9 million in goodwill and $2.8 million in investments in management contracts.

Supplemental Schedule 4
Share Data
As of June 30, 2007
(in thousands) (unaudited)
Preferred Securities

	Shares/Units
	Outstanding
	as of	Redemption
	June 30, 2007	Date [1]	Coupon	Amount
Perpetual Preferred Stock [2]:
Class G	4,050	7/15/2008	9.375%	$101,000
Class T	6,000	7/31/2008	8.00%	150,000
Class U	8,000	3/24/2009	7.75%	200,000
Class V	3,450	9/29/2009	8.00%	86,250
Class Y	3,450	12/21/2009	7.875%	86,250
Series A Community Reinvestment Act	0 [3]	6/30/2011	6.610%[4]	100,000

Total perpetual preferred stock				723,500
Convertible Preferred Stock — Class W [5]	1,905	9/30/2007	8.10%	100,000
Preferred Partnership Units [6]	3,253		7.99%	89,107

Total outstanding preferred securities				$912,607

Common Stock and Equivalents

	Shares/Units Outstanding as of	Weighted Average Shares / Units
		Three Months Ended		Six Months Ended
		June 30, 2007		June 30, 2007
	June 30, 2007	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Class A Common Stock [7]	95,614	95,973	95,973	95,972	95,972
Dilutive securities:
Options, restricted stock and non-recourse shares [8]	1,835	—	2,297	—	2,742
High Performance Units [9]	858	—	858	—	858
Convertible preferred securities [10]	—	—	72	—	36

Total shares and dilutive share equivalents	98,307	95,973	99,200	95,972	99,608

Class I High Performance Units	2,379	2,379	2,379	2,379	2,379
Common Partnership Units	7,336	7,312	7,312	7,309	7,309

Common Partnership Units and equivalents	9,715	9,691	9,691	9,688	9,688

Total shares, units and dilutive share equivalents	108,022	105,664	108,891	105,660	109,296

Notes:

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]	Preferred stock amounts are shown net of any eliminations required by GAAP.

[3]	Represents 200 shares at a liquidation preference per share of $500,000.

[4]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly dividend period.

[5]	Conversion ratio for Class W is 1.0 to 1.0.

[6]	Coupon is based on a weighted average.

[7]	Includes a deduction of 1,104,000 for non-recourse shares and unvested restricted stock as of June 30, 2007.

[8]	Stock options, restricted stock and non-recourse shares are presumed to be dilutive as of June 30, 2007 and reflect the options and shares outstanding at the end of the period and the $50.42 share price at the end of the period. Dilution for the three and six months ended June 30, 2007 reflects the weighted average amounts during the period.

[9]	Represents the number of equivalent common OP units that would be issued if the applicable measurement periods for Class VIII and IX HPUs, which end on December 31, 2007 and 2008, respectively, had ended on June 30, 2007 (if dilutive).

[10]	For the three and six months ended June 30, 2007, represents the number of common shares that would be issued upon conversion, if dilutive, considering the reduction in preferred dividends/distributions that would result from conversion. The dilutive effect of convertible preferred securities is less than $0.001 per share for the three and six months ended June 30, 2007. The potential common shares that would be issued upon conversion is ignored in the determination of shares/units outstanding as of June 30, 2007.

Supplemental Schedule 5
Selected Debt Structure and Maturity Data
As of June 30, 2007
(dollars in thousands)
(unaudited)
I. Debt Balances and Data

					Weighted
		Proportionate			Average
		Share of	Minority	Total Aimco	Maturity	Weighted
Debt	Consolidated	Unconsolidated	Interest	Share	(years)	Average Rate

Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$4,486,522	$6,588	$(480,198)	$4,012,912	9.8	6.27%
Floating rate loans payable [1]	448,184	—	(32,747)	415,437	1.8	6.47%

Total property loans payable	4,934,706	6,588	(512,945)	4,428,349	9.1	6.29%
Fixed rate tax-exempt bonds	170,872	—	(7,817)	163,055	15.1	5.82%
Floating rate tax-exempt bonds [1]	606,460	—	(5,342)	601,118	13.7	4.05%

Total property tax-exempt bond financing	777,332	—	(13,159)	764,173	14.0	4.43%

Total Conventional portfolio	5,712,038	6,588	(526,104)	5,192,522	9.8	6.01%

Affordable Portfolio:
Fixed rate loans payable	646,777	39,133	(229,372)	456,538	17.6	5.55%
Floating rate loans payable	13,670	7,972	—	21,642	3.6	5.66%

Total property loans payable	660,447	47,105	(229,372)	478,180	16.9	5.55%
Fixed rate tax-exempt bonds	86,180	139	(10,561)	75,758	26.6	5.23%
Floating rate tax-exempt bonds [1]	86,180	—	(2,572)	83,608	29.7	4.18%

Total property tax-exempt bond financing	172,360	139	(13,133)	159,366	28.2	4.68%

Total Affordable portfolio	832,807	47,244	(242,505)	637,546	19.8	5.33%

Total property debt	$6,544,845	$53,832	$(768,609)	$5,830,068	10.9	5.94%

Corporate Debt:

Term Loan	$400,000	$—	$—	$400,000	—	6.86%
Credit Facility	154,000	—	—	154,000	—	6.70%

Total corporate debt	$554,000	$—	$—	$554,000	—	6.82%

Other borrowings [2]	$59,786	$—	$—	$59,786

Total debt	$7,158,631	$53,832	$(768,609)	$6,443,854		6.01%

[1] Floating rate debt presented above includes $409.6 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps.

[2] Other borrowings consists primarily of unsecured notes payable and obligations under sale and leaseback arrangements accounted for as financings. At June 30, 2007, other borrowings includes $51.3 million in fixed rate obligations with interest rates ranging from zero to 10.0% and $8.5 million in variable rate obligations bearing interest at the prime rate plus 1.75%.
II. Debt Maturities
Consolidated Property Debt:

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

Q3 2007	$32,778	$102,689	$135,467	2.1%	6.28%
Q4 2007	33,569	98,816	132,385	2.0%	7.03%
Q1 2008	36,064	42,794	78,858	1.2%	7.00%
Q2 2008	36,236	58,332	94,568	1.4%	6.16%
Q3 2008	34,121	73,791	107,912	1.6%	5.70%
Q4 2008	34,397	113,264	147,661	2.3%	5.80%
Q1 2009	34,498	129,142	163,640	2.5%	5.34%
Q2 2009	35,128	171,097	206,225	3.2%	5.72%
2009 remaining	72,699	86,810	159,509	2.4%	4.66%
2010	150,801	353,447	504,248	7.7%	6.27%
2011	158,831	341,787	500,618	7.7%	5.71%
Thereafter			4,313,754	65.9%

Total property debt			$6,544,845	100.0%

Corporate Debt:

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

2009	$—	$154,000	$154,000	27.8%	6.70%
2011	—	400,000	400,000	72.2%	6.86%

Total corporate debt	$—	$554,000	$554,000	100.0%	6.82%

Supplemental Schedule 5 (continued)
Selected Debt Structure and Maturity Data
As of June 30, 2007
(dollars in millions)
(unaudited)
III. Loan Closings

SECOND QUARTER LOAN CLOSINGS:	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Existing Loan	New Loan	Proceeds [1]	Rate	Rate

Refinancings:
Fixed rate	$33.7	$126.4	$30.5	$120.8	$88.4	5.43%	5.98%
Floating rate	—	—	—	—	—
Affordable, mark-to-market and other	11.1	47.4	8.0	42.1	12.2	8.45%	4.08%

Loans Relating to Acquisitions:
Fixed rate	16.0	56.0	16.0	56.0	39.7	5.25%	5.75%

Totals	$60.8	$229.8	$54.5	$218.9	$140.3	5.93%	5.53%

YEAR-TO-DATE LOAN CLOSINGS:	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Existing Loan	New Loan	Proceeds [1]	Rate	Rate

Refinancings:
Fixed rate	$260.6	$591.8	$191.6	$447.6	$251.3	7.33%	6.10%
Floating rate	55.6	56.5	26.5	26.6	0.0	8.59%	6.23%
Affordable, mark-to-market and other	21.4	97.9	15.6	88.6	50.1	8.45%	4.78%

Loans Relating to Acquisitions:
Fixed rate	16.0	72.1	16.0	72.1	55.6	5.25%	5.71%

Totals	$353.6	$818.3	$249.7	$634.9	$357.0	7.50%	5.91%

[1] Aimco net proceeds is after transaction costs and any release of escrow funds.
IV. Capitalization

	December 31, 2006		March 31, 2007		June 30, 2007
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$540	4.3%	$530	4.1%	$554	4.5%

Property debt (Aimco’s share)	5,473	43.7%	5,584	43.6%	5,830	47.5%

Other borrowings	68	0.5%	61	0.5%	60	0.5%

Total debt	6,081	48.5%	6,175	48.2%	6,444	52.5%

Less cash and restricted cash (Aimco’s share)	(456)	-3.6%	(447)	-3.5%	(454)	-3.7%

Net debt	5,625	44.9%	5,728	44.7%	5,990	48.8%

Preferred equity	913	7.3%	913	7.1%	913	7.4%

Common equity at market [1]	5,992	47.8%	6,163	48.1%	5,366	43.8%

Total capitalization	$12,530	100.0%	$12,804	100.0%	$12,269	100.0%

[1]	Common equity at market at June 30, 2007, March 31, 2007 and December 31, 2006 was calculated using 106.433 million, 106.825 million and 106.956 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $50.42, $57.69, and $56.02 per share/unit on June 29, 2007, March 31, 2007 and December 29, 2006, respectively.
V. Credit Ratings

Moody’s Investor Service	Senior Unsecured Shelf	(P) Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (stable outlook)
Fitch	Bank Credit Facility	BBB- (stable outlook)

Supplemental Schedule 6(a)
Same Store Operating Results
Second Quarter 2007 Compared to Second Quarter 2006
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					June 30, 2007				June 30, 2006				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area — Sacramento	5	1,291		95%	$4,516	$1,608	$2,908		$4,239	$1,594	$2,645		$277	6.5%	$14	0.9%	$263	9.9%
Los Angeles — Long Beach — Ventura	12	3,538		100%	$21,737	$7,053	$14,684		19,919	6,392	13,527		1,818	9.1%	660	10.3%	1,158	8.6%
Orange County — Riverside	8	1,883		87%	6,415	2,041	4,374		6,119	1,901	4,218		296	4.8%	140	7.4%	156	3.7%
San Diego	4	1,622		96%	5,246	1,665	3,581		5,141	1,609	3,532		105	2.0%	56	3.5%	49	1.4%

	29	8,334		95.4%	37,915	12,367	25,548	95.6%	35,418	11,496	23,922	96.1%	2,497	7.0%	871	7.6%	1,626	6.8%
Florida
Jacksonville	2	592		100%	1,276	576	700		1,322	503	819		(46)	-3.5%	72	14.4%	(119)	-14.6%
Miami — Fort Lauderdale	10	3,226		85%	10,391	4,096	6,295		10,247	4,058	6,189		144	1.4%	38	0.9%	106	1.7%
Orlando — Daytona	20	4,790		93%	10,698	4,938	5,759		10,821	4,318	6,503		(123)	-1.1%	621	14.4%	(744)	-11.4%
Tampa — St. Petersburg	16	3,983		73%	6,895	3,262	3,632		6,883	2,799	4,084		12	0.2%	464	16.6%	(452)	-11.1%
West Palm Beach — Boca	5	1,505		100%	4,295	1,735	2,559		4,347	1,750	2,597		(52)	-1.2%	(14)	-0.8%	(38)	-1.5%

	53	14,096		86.5%	33,554	14,608	18,946	92.3%	33,620	13,428	20,192	96.3%	(66)	-0.2%	1,180	8.8%	(1,246)	-6.2%
Midwest
Chicago	16	4,248		82%	11,284	4,579	6,706		10,603	4,649	5,955		681	6.4%	(70)	-1.5%	751	12.6%
Cincinnati — Dayton	6	1,587		60%	2,243	996	1,247		2,181	941	1,240		62	2.9%	55	5.8%	7	0.6%
Columbus	9	2,004		73%	2,876	1,260	1,616		2,698	1,411	1,287		178	6.6%	(151)	-10.7%	329	25.6%
Detroit — Ann Arbor	4	1,541		97%	3,252	1,649	1,603		2,994	1,605	1,389		257	8.6%	43	2.7%	214	15.4%
Grand Rapids — Lansing	11	4,403		71%	6,195	2,958	3,237		5,715	2,890	2,825		480	8.4%	68	2.4%	412	14.6%
Indianapolis	25	9,962		92%	16,417	8,045	8,372		15,858	7,905	7,953		559	3.5%	140	1.8%	419	5.3%
Minneapolis — St. Paul	4	1,223		83%	3,568	1,503	2,065		3,310	1,439	1,872		258	7.8%	65	4.5%	193	10.3%
Midwest other	2	704		44%	639	285	354		641	274	367		(2)	-0.3%	11	4.1%	(13)	-3.6%

	77	25,672		81.9%	46,474	21,274	25,200	94.3%	44,001	21,114	22,887	93.5%	2,473	5.6%	160	0.8%	2,313	10.1%
Northeast
Baltimore	9	1,772		87%	5,208	1,845	3,363		4,843	1,778	3,065		365	7.5%	67	3.7%	299	9.8%
New England	16	5,745		100%	20,189	7,500	12,688		19,603	6,926	12,677		586	3.0%	574	8.3%	12	0.1%
Philadelphia — New York	13	5,522		86%	18,181	6,716	11,465		17,097	6,111	10,987		1,084	6.3%	606	9.9%	479	4.4%
Washington	17	8,890		95%	28,414	10,785	17,629		27,223	9,720	17,503		1,191	4.4%	1,066	11.0%	126	0.7%

	55	21,929		93.3%	71,993	26,847	45,146	95.8%	68,766	24,535	44,231	95.4%	3,227	4.7%	2,312	9.4%	915	2.1%
Southeast
Atlanta	9	2,484		81%	4,649	2,278	2,371		4,089	1,983	2,106		560	13.7%	295	14.9%	265	12.6%
Savannah — Augusta	2	416		100%	900	388	512		944	331	613		(44)	-4.7%	57	17.1%	(101)	-16.4%
Columbia — Charleston	3	600		76%	944	411	533		940	412	528		3	0.3%	(1)	-0.3%	5	0.9%
Nashville	7	2,166		78%	4,053	1,783	2,270		3,811	1,670	2,141		243	6.4%	114	6.8%	129	6.0%
Norfolk	9	2,747		80%	6,220	2,154	4,066		6,032	2,091	3,942		188	3.1%	64	3.0%	124	3.1%
Raleigh — Durham — Chapel Hill	8	2,247		77%	3,454	1,627	1,828		3,043	1,550	1,493		411	13.5%	77	4.9%	335	22.4%
Richmond — Petersburg	3	744		80%	1,505	563	942		1,338	469	869		166	12.4%	93	19.9%	73	8.4%

	41	11,404		79.8%	21,725	9,203	12,522	95.2%	20,199	8,506	11,693	92.5%	1,526	7.6%	697	8.2%	829	7.1%
Texas
Austin — San Marcos	7	1,497		100%	3,179	1,652	1,527		2,923	1,475	1,448		255	8.7%	176	11.9%	79	5.5%
Dallas — Fort Worth	17	4,206		82%	6,902	3,487	3,415		6,497	3,320	3,177		405	6.2%	167	5.0%	237	7.5%
Houston — Galveston	37	9,776		73%	14,010	7,387	6,623		13,067	6,957	6,111		943	7.2%	430	6.2%	513	8.4%
San Antonio	9	1,951		93%	3,164	1,659	1,505		3,048	1,536	1,512		117	3.8%	123	8.0%	(7)	-0.5%

	70	17,430		79.5%	27,255	14,186	13,069	94.9%	25,536	13,289	12,247	93.4%	1,719	6.7%	897	6.7%	823	6.7%
West
Colorado Front Range	23	5,109		83%	10,173	4,374	5,799		9,435	4,031	5,404		738	7.8%	343	8.5%	395	7.3%
Phoenix — Mesa	16	4,223		94%	8,162	3,648	4,514		7,677	3,504	4,173		485	6.3%	144	4.1%	341	8.2%
Salt Lake City — Ogden	4	1,511		86%	2,616	1,022	1,594		2,412	910	1,502		203	8.4%	111	12.2%	92	6.1%
Seattle	3	364		59%	602	250	351		549	240	308		53	9.6%	10	4.1%	43	13.9%
West other	5	1,621		100%	3,068	1,453	1,615		2,993	1,327	1,666		75	2.5%	126	9.5%	(51)	-3.1%

	51	12,828		88.6%	24,620	10,747	13,873	94.9%	23,066	10,012	13,054	94.6%	1,554	6.7%	735	7.3%	819	6.3%

SAME STORE TOTALS	376	111,693	[2]	85.9%	$263,536	$109,232	$154,304	94.7%	$250,606	$102,380	$148,226	94.4%	$12,930	5.2%	$6,852	6.7%	$6,078	4.1%

Reconciliation to total rental and other property revenues and property operating expenses per GAAP income statement [1]					158,328	83,449	74,879		141,893	71,126	70,767

Total rental and other property revenues and property operating expenses per GAAP income statement					$421,864	$192,681	$229,183		$392,499	$173,506	$218,993

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

[2]	Same Store Effective Units were approximately 95,900 at June 30, 2007.

Supplemental Schedule 6(b)
Same Store Operating Results
Second Quarter 2007 Compared to First Quarter 2007
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					June 30, 2007				March 31, 2007				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area — Sacramento	5	1,291		95%	$4,516	$1,608	$2,908		$4,508	$1,667	$2,841		$8	0.2%	$(58)	-3.5%	$67	2.3%
Los Angeles — Long Beach — Ventura	12	3,538		100%	21,737	7,053	14,684		21,224	7,054	14,170		513	2.4%	(1)	0.0%	514	3.6%
Orange County — Riverside	8	1,883		87%	6,415	2,041	4,374		6,305	1,965	4,341		110	1.7%	77	3.9%	33	0.8%
San Diego	4	1,622		96%	5,246	1,665	3,581		5,218	1,645	3,572		28	0.5%	20	1.2%	9	0.2%

	29	8,334		95.4%	37,915	12,367	25,548	95.6%	37,255	12,330	24,925	95.9%	660	1.8%	37	0.3%	623	2.5%
Florida
Jacksonville	2	592		100%	1,275	576	700		1,278	507	771		(3)	-0.2%	69	13.5%	(71)	-9.2%
Miami — Fort Lauderdale	10	3,226		85%	10,391	4,096	6,295		10,349	4,136	6,213		42	0.4%	(40)	-1.0%	82	1.3%
Orlando — Daytona	20	4,790		93%	10,698	4,938	5,759		10,767	4,513	6,254		(69)	-0.6%	426	9.4%	(495)	-7.9%
Tampa — St. Petersburg	16	3,983		73%	6,895	3,262	3,632		6,911	3,014	3,897		(17)	-0.2%	248	8.2%	(265)	-6.8%
West Palm Beach — Boca	5	1,505		100%	4,295	1,735	2,559		4,406	1,775	2,631		(112)	-2.5%	(40)	-2.2%	(72)	-2.7%

	53	14,096		86.5%	33,554	14,608	18,946	92.3%	33,711	13,944	19,767	92.5%	(157)	-0.5%	664	4.8%	(821)	-4.2%
Midwest
Chicago	16	4,248		82%	11,284	4,579	6,706		10,928	4,998	5,931		356	3.3%	(419)	-8.4%	775	13.1%
Cincinnati — Dayton	6	1,587		60%	2,243	996	1,247		2,211	876	1,335		32	1.4%	120	13.6%	(88)	-6.6%
Columbus	9	2,004		73%	2,876	1,260	1,616		2,767	1,317	1,450		108	3.9%	(57)	-4.3%	166	11.4%
Detroit — Ann Arbor	4	1,541		97%	3,252	1,649	1,603		3,269	1,934	1,334		(17)	-0.5%	(285)	-14.8%	268	20.1%
Grand Rapids — Lansing	11	4,403		71%	6,195	2,958	3,237		6,072	3,115	2,957		123	2.0%	(157)	-5.0%	280	9.5%
Indianapolis	25	9,962		92%	16,417	8,045	8,372		16,105	7,740	8,365		312	1.9%	304	3.9%	7	0.1%
Minneapolis — St. Paul	4	1,223		83%	3,568	1,503	2,065		3,386	1,574	1,812		183	5.4%	(70)	-4.5%	253	14.0%
Midwest other	2	704		44%	639	285	354		624	273	351		16	2.5%	12	4.6%	3	0.9%

	77	25,672		81.9%	46,474	21,274	25,200	94.3%	45,362	21,828	23,534	94.4%	1,112	2.5%	(554)	-2.5%	1,666	7.1%
Northeast
Baltimore	9	1,772		87%	5,208	1,845	3,363		5,132	1,866	3,266		77	1.5%	(21)	-1.1%	97	3.0%
New England	16	5,745		100%	20,189	7,500	12,688		19,797	7,619	12,178		391	2.0%	(119)	-1.6%	510	4.2%
Philadelphia — New York	13	5,522		86%	18,181	6,716	11,465		17,780	6,618	11,161		402	2.3%	98	1.5%	304	2.7%
Washington	17	8,890		95%	28,414	10,785	17,629		28,002	11,024	16,978		412	1.5%	(239)	-2.2%	650	3.8%

	55	21,929		93.3%	71,993	26,847	45,146	95.8%	70,711	27,127	43,584	95.5%	1,282	1.8%	(280)	-1.0%	1,562	3.6%
Southeast
Atlanta	9	2,484		81%	4,649	2,278	2,371		4,500	2,007	2,492		149	3.3%	271	13.5%	(121)	-4.9%
Savannah — Augusta	2	416		100%	900	388	512		929	333	596		(29)	-3.1%	54	16.3%	(84)	-14.0%
Columbia — Charleston	3	600		76%	944	411	533		945	399	546		(1)	-0.1%	12	3.0%	(13)	-2.4%
Nashville	7	2,166		78%	4,053	1,783	2,270		3,964	1,628	2,336		90	2.3%	156	9.6%	(66)	-2.8%
Norfolk	9	2,747		80%	6,220	2,154	4,066		5,886	2,025	3,861		334	5.7%	129	6.4%	205	5.3%
Raleigh — Durham — Chapel Hill	8	2,247		77%	3,454	1,627	1,828		3,271	1,584	1,687		183	5.6%	42	2.7%	141	8.4%
Richmond — Petersburg	3	744		80%	1,505	563	942		1,511	504	1,007		(7)	-0.4%	59	11.6%	(65)	-6.5%

	41	11,404		79.8%	21,725	9,203	12,522	95.2%	21,007	8,481	12,526	93.7%	718	3.4%	722	8.5%	(4)	0.0%
Texas
Austin — San Marcos	7	1,497		100%	3,179	1,652	1,527		3,106	1,545	1,561		73	2.3%	107	6.9%	(34)	-2.2%
Dallas — Fort Worth	17	4,206		82%	6,902	3,487	3,415		6,757	3,351	3,406		145	2.1%	136	4.1%	8	0.2%
Houston — Galveston	37	9,776		73%	14,010	7,387	6,623		13,742	6,934	6,808		269	2.0%	454	6.5%	(185)	-2.7%
San Antonio	9	1,951		93%	3,164	1,659	1,505		3,150	1,558	1,591		15	0.5%	101	6.5%	(87)	-5.4%

	70	17,430		79.5%	27,255	14,186	13,069	94.9%	26,755	13,388	13,367	94.3%	500	1.9%	798	6.0%	(298)	-2.2%
West
Colorado Front Range	23	5,109		83%	10,173	4,374	5,799		9,853	3,896	5,957		320	3.2%	478	12.3%	(158)	-2.7%
Phoenix — Mesa	16	4,223		94%	8,162	3,648	4,514		8,035	3,512	4,524		127	1.6%	136	3.9%	(9)	-0.2%
Salt Lake City — Ogden	4	1,511		86%	2,616	1,022	1,594		2,545	895	1,650		70	2.8%	126	14.1%	(56)	-3.4%
Seattle	3	364		59%	602	250	351		580	232	348		21	3.6%	18	7.9%	3	0.8%
West other	5	1,621		100%	3,068	1,453	1,615		3,048	1,412	1,636		20	0.7%	41	2.9%	(21)	-1.3%

	51	12,828		88.6%	24,620	10,747	13,873	94.9%	24,061	9,947	14,114	94.6%	559	2.3%	800	8.0%	(241)	-1.7%

SAME STORE TOTALS	376	111,693	[2]	85.9%	$263,536	$109,232	$154,304	94.7%	$258,862	$107,045	$151,817	94.4%	$4,674	1.8%	$2,187	2.0%	$2,487	1.6%

Reconciliation to total rental and other property revenues and property operating expenses per GAAP income statement [1]					158,328	83,449	74,879		151,636	86,198	65,438

Total rental and other property revenues and property operating expenses per GAAP income statement					$421,864	$192,681	$229,183		$410,498	$193,243	$217,255

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

[2]	Same Store Effective Units were approximately 95,900 at June 30, 2007.

Supplemental Schedule 6(c)
Same Store Operating Results
Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006
(unaudited) (in thousands, except site and unit data)

				Six Months Ended				Six Months Ended				Change
				June 30, 2007				June 30, 2006				Revenue		Expenses		NOI
	Sites	Units	Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area — Sacramento	5	1,291	95%	$9,025	$3,275	$5,749		$8,373	$3,195	$5,178		$652	7.8%	$80	2.5%	$572	11.0%
Los Angeles — Long Beach — Ventura	11	2,927	100%	31,842	10,074	21,769		29,585	9,432	20,153		2,257	7.6%	641	6.8%	1,616	8.0%
Orange County — Riverside	8	1,883	87%	12,721	4,006	8,715		12,134	3,809	8,325		587	4.8%	197	5.2%	390	4.7%
San Diego	4	1,622	96%	10,463	3,310	7,153		10,171	3,215	6,956		292	2.9%	95	3.0%	197	2.8%

	28	7,723	95.0%	64,052	20,665	43,387	95.5%	60,263	19,651	40,612	96.0%	3,789	6.3%	1,014	5.2%	2,775	6.8%
Florida
Jacksonville	2	592	100%	2,553	1,083	1,471		2,635	987	1,648		(82)	-3.1%	96	9.7%	(178)	-10.8%
Miami — Fort Lauderdale	10	3,226	85%	20,740	8,232	12,508		20,246	7,987	12,259		494	2.4%	245	3.1%	249	2.0%
Orlando — Daytona	20	4,790	93%	21,465	9,451	12,013		21,483	8,598	12,884		(18)	-0.1%	853	9.9%	(871)	-6.8%
Tampa — St. Petersburg	16	3,983	73%	13,806	6,276	7,530		13,594	5,558	8,036		212	1.6%	718	12.9%	(506)	-6.3%
West Palm Beach — Boca	5	1,505	100%	8,701	3,510	5,190		8,657	3,350	5,307		44	0.5%	161	4.8%	(117)	-2.2%

	53	14,096	86.5%	67,264	28,552	38,712	92.4%	66,615	26,480	40,135	97.0%	649	1.0%	2,072	7.8%	(1,423)	-3.5%
Midwest
Chicago	16	4,248	82%	22,213	9,576	12,636		20,994	9,385	11,609		1,218	5.8%	191	2.0%	1,027	8.8%
Cincinnati — Dayton	6	1,587	60%	4,454	1,872	2,582		4,260	2,007	2,253		193	4.5%	(135)	-6.7%	328	14.6%
Columbus	8	1,940	73%	5,428	2,465	2,963		5,142	2,876	2,265		286	5.6%	(412)	-14.3%	697	30.8%
Detroit — Ann Arbor	4	1,541	97%	6,520	3,583	2,937		6,094	3,305	2,789		426	7.0%	278	8.4%	148	5.3%
Grand Rapids — Lansing	11	4,403	71%	12,267	6,074	6,194		11,430	5,843	5,586		838	7.3%	230	3.9%	607	10.9%
Indianapolis	25	9,962	92%	32,522	15,785	16,737		31,563	15,187	16,376		959	3.0%	598	3.9%	361	2.2%
Minneapolis — St. Paul	4	1,223	83%	6,954	3,077	3,877		6,570	3,068	3,502		384	5.8%	10	0.3%	375	10.7%
Midwest other	2	704	44%	1,263	558	705		1,268	571	697		(5)	-0.4%	(13)	-2.3%	8	1.2%

	76	25,608	81.9%	91,620	42,990	48,630	94.3%	87,320	42,242	45,078	93.7%	4,300	4.9%	748	1.8%	3,552	7.9%
Northeast
Baltimore	9	1,772	87%	10,340	3,711	6,630		9,532	3,631	5,902		808	8.5%	80	2.2%	728	12.3%
New England	16	5,745	100%	39,986	15,119	24,867		38,903	14,557	24,346		1,083	2.8%	562	3.9%	521	2.1%
Philadelphia — New York	13	5,522	86%	35,961	13,334	22,627		33,836	12,741	21,095		2,125	6.3%	593	4.7%	1,532	7.3%
Washington	17	8,890	95%	56,417	21,809	34,607		54,083	20,296	33,787		2,334	4.3%	1,513	7.5%	820	2.4%

	55	21,929	93.3%	142,704	53,973	88,731	95.7%	136,354	51,225	85,129	95.6%	6,350	4.7%	2,748	5.4%	3,602	4.2%
Southeast
Atlanta	9	2,484	81%	9,148	4,285	4,863		8,154	3,986	4,169		994	12.2%	300	7.5%	694	16.7%
Savannah — Augusta	2	416	100%	1,830	721	1,108		1,835	651	1,184		(5)	-0.3%	70	10.8%	(76)	-6.4%
Columbia — Charleston	3	600	76%	1,889	810	1,079		1,851	838	1,012		38	2.1%	(28)	-3.4%	66	6.6%
Nashville	7	2,166	78%	8,017	3,411	4,606		7,544	3,309	4,235		473	6.3%	102	3.1%	371	8.8%
Norfolk	9	2,747	80%	12,107	4,179	7,927		11,772	3,982	7,790		335	2.8%	197	5.0%	137	1.8%
Raleigh — Durham — Chapel Hill	8	2,247	77%	6,726	3,211	3,515		5,961	3,153	2,807		765	12.8%	58	1.8%	707	25.2%
Richmond — Petersburg	3	744	80%	3,016	1,067	1,949		2,677	914	1,763		339	12.7%	153	16.7%	186	10.6%

	41	11,404	79.8%	42,732	17,685	25,047	94.5%	39,794	16,833	22,961	92.1%	2,938	7.4%	852	5.1%	2,086	9.1%
Texas
Austin — San Marcos	7	1,497	100%	6,285	3,197	3,088		5,808	3,003	2,805		477	8.2%	194	6.5%	283	10.1%
Dallas — Fort Worth	17	4,206	82%	13,659	6,838	6,821		12,901	6,740	6,161		758	5.9%	98	1.5%	660	10.7%
Houston — Galveston	37	9,776	73%	27,752	14,321	13,431		25,962	14,060	11,902		1,790	6.9%	260	1.9%	1,530	12.9%
San Antonio	9	1,951	93%	6,314	3,218	3,096		6,102	2,965	3,138		212	3.5%	253	8.5%	(41)	-1.3%

	70	17,430	79.5%	54,010	27,574	26,436	94.6%	50,773	26,768	24,005	93.5%	3,237	6.4%	806	3.0%	2,431	10.1%
West
Colorado Front Range	23	5,109	83%	20,025	8,270	11,755		18,846	8,051	10,795		1,179	6.3%	219	2.7%	960	8.9%
Phoenix — Mesa	16	4,223	94%	16,197	7,159	9,038		15,257	6,725	8,532		941	6.2%	435	6.5%	506	5.9%
Salt Lake City — Ogden	4	1,511	86%	5,161	1,917	3,244		4,794	1,845	2,949		367	7.7%	72	3.9%	295	10.0%
Seattle	3	364	59%	1,182	482	699		1,065	482	582		117	11.0%	0	0.1%	117	20.1%
West other	5	1,621	100%	6,116	2,865	3,251		5,888	2,632	3,256		227	3.9%	233	8.9%	(6)	-0.2%

	51	12,828	88.6%	48,681	20,694	27,987	94.8%	45,850	19,735	26,115	95.1%	2,831	6.2%	959	4.9%	1,872	7.2%

SAME STORE TOTALS	374	111,018	85.8%	$511,063	$212,133	$298,930	94.5%	$486,969	$202,934	$284,035	94.6%	$24,094	4.9%	$9,199	4.5%	$14,895	5.2%

Reconciliation to total rental and other property revenues and property operating expenses per GAAP income statement [1]				321,300	173,791	147,508		289,925	150,637	139,288

Total rental and other property revenues and property operating expenses per GAAP income statement				$832,363	$385,924	$446,438		$776,894	$353,571	$423,323

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

[2]	Same Store Effective Units were approximately 95,900 at June 30, 2007.

Supplemental Schedule 7

Selected Conventional Portfolio Performance Data
(unaudited)

SAME STORE PORTFOLIO PERFORMANCE

	CORE	NON-CORE	TOTAL
Rent, average second quarter 2007	$1,026	$638	$864
Occupancy, average second quarter 2007	94.8%	94.5%	94.7%
Operating margin	61.6%	51.0%	58.6%
Total number of properties	214	162	376
Total number of units	64,661	47,032	111,693
Effective Units	58,378	37,546	95,924
Percent of total Same Store NOI	75.2%	24.8%	100.0%

2nd Quarter 2007 vs. 2nd Quarter 2006 Change

Revenue	4.9%	5.8%	5.2%
Expenses	7.8%	4.6%	6.7%
NOI	3.2%	7.0%	4.1%

Sequential, 2nd Quarter 2007 vs. 1st Quarter 2007 Change

Revenue	1.7%	2.0%	1.8%
Expenses	1.6%	2.8%	2.0%
NOI	1.8%	1.2%	1.6%

YTD June 2007 vs. YTD June 2006 Change

Revenue	4.8%	5.4%	4.9%
Expenses	5.4%	2.9%	4.5%
NOI	4.4%	7.8%	5.2%

TOTAL CONVENTIONAL PORTFOLIO — SUMMARY BY MARKET

	Quarter Ended June 30, 2007			Quarter Ended June 30, 2006
	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Percent of Total Conventional NOI

Top 20 Markets
1 Washington	10.3%	0.0%	10.3%	10.4%	0.0%	10.4%
2 Los Angeles — Long Beach -Ventura	9.4%	0.0%	9.4%	9.0%	0.0%	9.0%
3 New England	6.9%	0.0%	6.9%	7.2%	0.0%	7.2%
4 Philadelphia	6.4%	0.0%	6.4%	6.4%	0.0%	6.4%
5 Miami — Fort Lauderdale	5.8%	0.0%	5.8%	5.2%	0.0%	5.2%
6 Chicago	5.1%	0.4%	5.5%	4.9%	0.4%	5.3%
7 Indianapolis	0.0%	4.7%	4.7%	0.0%	4.5%	4.5%
8 New York	3.8%	0.0%	3.8%	3.0%	0.0%	3.0%
9 Orlando — Daytona	3.5%	0.3%	3.8%	3.9%	0.3%	4.2%
10 Houston — Galveston	0.0%	3.8%	3.8%	0.0%	3.3%	3.3%
11 Colorado Front Range	3.1%	0.2%	3.3%	2.9%	0.2%	3.1%
12 Phoenix — Mesa	2.8%	0.2%	3.0%	2.8%	0.6%	3.4%
13 Tampa — St. Petersburg	2.2%	0.6%	2.8%	2.2%	0.6%	2.8%
14 Norfolk	2.7%	0.0%	2.7%	2.6%	0.0%	2.6%
15 San Diego	2.4%	0.0%	2.4%	2.5%	0.0%	2.5%
16 Orange County — Riverside	2.4%	0.0%	2.4%	2.4%	0.0%	2.4%
17 Dallas — Fort Worth	0.0%	1.9%	1.9%	0.0%	2.3%	2.3%
18 Baltimore	1.8%	0.0%	1.8%	1.7%	0.0%	1.7%
19 Atlanta	1.8%	0.0%	1.8%	1.8%	0.1%	1.9%
20 Grand Rapids — Lansing	0.0%	1.6%	1.6%	0.0%	1.5%	1.5%

Subtotal Top 20 markets	70.4%	13.7%	84.1%	68.9%	13.8%	82.7%
All other markets (22 in 2007 and 39 in 2006)	6.2%	9.7%	15.9%	3.9%	13.4%	17.3%

Total Conventional NOI	76.6%	23.4%	100.0%	72.8%	27.2%	100.0%

Rent, average second quarter	$1,058	$642	$899	$972	$617	$818
Occupancy, average second quarter	92.9%	94.4%	93.5%	93.6%	93.1%	93.4%
Total number of properties	283	171	454	275	228	503
Total number of units	82,163	49,079	131,242	83,089	61,235	144,324
Effective Units	74,209	39,095	113,304	71,720	46,423	118,143
Average home value*	$343,518	$173,020	$279,440
REIS growth rate (4 year weighted average)**	3.4%	3.1%	3.3%
Number of markets	27	15	42

*	ESRI — 2006 demographic data

**	Source: REIS, based on Q2 2007 forecasted data

Supplemental Schedule 8

Property Sales and Acquisition Activity
(unaudited)

SECOND QUARTER 2007 PROPERTY SALES ACTIVITY (dollars in millions)

	Number	Number							Aimco	Aimco
	of	of	Gross	FCF	[1]	Property	Net Sales	[2]	Gross	Net	Average
	Properties	Units	Proceeds	Yield		Debt	Proceeds		Proceeds	Proceeds	Rent

Conventional	22	3,993	$182.7	5.3%		$83.9	$80.5		$112.3	$66.6	$600

Affordable	6	629	18.4	4.9%		11.9	7.1		10.1	5.1	533

Total Dispositions	28	4,622	$201.1	5.3%		$95.8	$87.6		$122.4	$71.7	$591

YEAR-TO-DATE 2007 PROPERTY SALES ACTIVITY (dollars in millions)

	Number	Number							Aimco	Aimco
	of	of	Gross	FCF	[1]	Property	Net Sales	[2]	Gross	Net	Average
	Properties	Units	Proceeds	Yield		Debt	Proceeds		Proceeds	Proceeds	Rent

Conventional	29	5,260	$237.8	5.4%		$114.4	$92.8		$129.3	$78.9	$603

Affordable [3]	13	1,477	41.5	4.2%		28.6	10.9		28.6	8.4	544

Total Dispositions	42	6,737	$279.3	5.2%		$143.0	$103.7		$157.9	$87.3	$555

[1]	Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs.

[3]	Year-to-date property sales includes two unconsolidated properties with 202 units.

SECOND QUARTER 2007 PROPERTY ACQUISITION ACTIVITY (dollars in millions) [1]

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent

Conventional	100%	9	717	$112.4	$56.0	$1,249

YEAR-TO-DATE 2007 PROPERTY ACQUISITION ACTIVITY (dollars in millions)

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent

Conventional [2]	100%	14	1,187	$187.5	$62.1	$1,120

[1]	In addition to the nine properties acquired from third parties during the three months ended June 30, 2007, Aimco acquired seven properties from VMS National Properties Joint Venture, a consolidated real estate partnership in which Aimco held a 22% interest prior to the transaction. The portion of the Venture’s real estate not owned by Aimco prior to the transaction was acquired in exchange for consideration totaling $179.4 million.

[2]	Properties acquired are located in New York, NY; Park Forest, IL; Daytona Beach, FL; Poughkeepsie, NY; and Redwood City, CA.

Supplemental Schedule 9

Capital Expenditures
Six Months Ended June 30, 2007
(in thousands, except per unit data)
(unaudited)

All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties, redevelopment or entitlement. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties, redevelopment and entitlement for the six months ended June 30, 2007. Per unit numbers are based on approximately 132,088 average units, including 114,057 conventional and 18,031 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

	Aimco’s Share of	Per Effective
	Expenditures	Unit
Capital Replacements Detail:

Building and grounds	$18,206	$138

Turnover related	20,971	159

Capitalized site payroll and indirect costs	5,476	41

Total Aimco’s share of Capital Replacements	$44,653	$338

Capital Replacements:
Conventional	$41,554	$364
Affordable	3,099	172

Total Aimco’s share of Capital Replacements	44,653	$338

Capital Improvements:
Conventional	38,634	$339
Affordable	4,180	232

Total Aimco’s share of Capital Improvements	42,814	$324

Casualties:
Conventional	6,820
Affordable	1,590

Total Aimco’s share of Casualties [2]	8,410

Redevelopment (see Schedule 10):
Active Conventional projects	105,389
Active Tax Credit projects	10,637
Pre-construction and other activities [3]	12,753

Total Aimco’s share of Redevelopment	128,779

Entitlement [4]	12,560

Total Aimco’s share of capital expenditures	237,216

Plus minority partners’ share of consolidated spending	31,680
Less Aimco’s share of unconsolidated spending	(288)

Capital expenditures per consolidated statement of cash flows	$268,608

[1]	Average units calculated pro rata for the period based on acquisition and disposition timing.

[2]	A portion of expenditures related to casualty losses is reimbursed through insurance.

[3]	Includes consulting, legal, and capitalized labor costs, some physical construction work, and trailing expenditures on projects that were substantially completed in prior periods.

[4]	Entitlement projects consist of Lincoln Place (CA), Treetops (CA) and Springhill Lake (MD). Lincoln Place and Treetops are predominantly vacant and have December 31, 2006 net book values of approximately $171 million and $49 million, respectively.

Supplemental Schedule 10
Summary of Redevelopment Activity
Six Months Ended June 30, 2007
(dollars in millions)
(unaudited)

					Actual Expenditures
						Six Months Ended June 30, 2007
	Number of	Number of	Total extimate		Inception to	Actual	Aimco’s
	Properties	Units	Expenditures		Date	Amount	Share
CONVENTIONAL REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2006	45	18,628	$517.3	[1]	$299.4	$101.7	$88.3
New redevelopment projects started during period	10	3,646	224.0		18.5	18.5	17.1
Changes in project scope and estimated costs			37.3

Redevelopment expenditures during period	55	22,274	778.6		317.9	120.2	105.4

Projects completed during period	(7)	(3,040)	(46.2)		(46.2)

Active redevelopment projects at June 30, 2007 [2]	48	19,234	732.4		271.7

TAX CREDIT REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2006 [3]	5	706	35.7	[1]	7.9	7.4	6.4
New redevelopment projects started during period	5	754	90.8		4.2	4.2	4.2
Changes in project scope and estimated costs			2.6

Redevelopment expenditures during period	10	1,460	129.1		12.1	11.6	10.6

Projects completed during period	—	—	—		—

Active redevelopment projects at June 30, 2007	10	1,460	129.1		12.1

TOTAL ACTIVE REDEVELOPMENT PROJECTS	58	20,694	$861.5		$283.8

YEAR-TO-DATE REDEVELOPMENT EXPENDITURES						$131.8	$116.0

[1]	Estimated expenditures for active redevelopment projects at December 31, 2006 reflect adjustments to previously reported amounts to include indirect project costs, consistent with actual spending.

[2]	Targeted return on investment in conventional redevelopment projects is 7.5% — 8.5%.

[3]	Active tax credit redevelopment projects at December 31, 2006 reflect adjustments to previously reported amounts to better reflect the status of active projects and to exclude estimated and actual costs related to projects substantially completed prior to 2007.

Supplemental Schedule 11
Aimco Capital
(in thousands, unaudited)
Asset Management and Transaction Income

	Three Months	Six Months
	Ended	Ended
	June 30, 2007	June 30, 2007
Activity fees and asset management revenues	$15,178	$26,808
Accretion on discounted notes receivable	802	2,560
Other income [1]	1,710	2,240

Total asset management and transaction revenue	17,690	31,608
Activity and asset management expenses	(6,076)	(11,351)

Net asset management and transaction income (pre-tax) [2]	11,614	20,257
Income taxes [3]	(3,004)	(5,101)

Net asset management and transaction income (after tax)	$8,610	$15,156

Notes

[1]	Other income consists primarily of consideration received in exchange for the transfer of certain property rights.

[2]	Represents net operating income of Aimco Capital, Aimco’s asset management and transactions business segment.

[3]	Most asset management and transaction income is earned by Aimco’s taxable REIT subsidiaries. The effective tax rate varies from period to period based on the portion of total income earned by taxable REIT subsidiaries.
Summary of Projected Tax Credit Income as of June 30, 2007 [1]

	Remainder	Year Ending December 31,
	of 2007	2008	2009	2010	2011	Thereafter	Total
Amortization of deferred income [2]	$10,603	$23,698	$22,587	$22,086	$21,585	$97,312	$197,871
Income taxes [3]	(4,135)	(9,242)	(8,809)	(8,614)	(8,418)	(37,952)	(77,170)

Projected income, net of tax	$6,468	$14,656	$13,778	$13,472	$13,167	$59,360	$120,701

Notes

[1]	Certain information included in this supplemental schedule contains or may contain information that is forward-looking. Actual results may differ from those described in this schedule and may be affected by factors beyond our control.

[2]	Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco’s existing tax credit arrangements. Deferred income is recognized as the related low income housing tax credits and other tax benefits are delivered to tax credit investors. Deferred revenue reflects cash received but not yet recognized as revenue, and cash expected to be received from investors in the future under conditional capital contribution commitments. The amounts to be received in the future are subject to adjustment based on the amounts of tax benefits actually delivered to investors and Aimco’s compliance with applicable regulations and other conditions. Deferred costs reflect costs incurred in structuring these arrangements. The timing of income recognition is subject to change based on the timing of delivery of tax benefits, which timing may be affected by factors related to the development, operations and financing of the related properties.

[3]	An effective income tax rate of 39% is assumed. For GAAP and FFO purposes, income taxes are recognized concurrent with the amortization of deferred income.

Supplemental Schedule 12
Apartment Unit Summary
As of June 30, 2007
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned consolidated properties	287	81,472	81,472	100%
Partially-owned consolidated properties	165	49,038	31,568	64%
Partially-owned unconsolidated properties	2	732	264	36%

Total	454	131,242	113,304	86%

Affordable Real Estate Portfolio:
Wholly-owned consolidated properties	88	11,818	11,818	100%
Partially-owned consolidated properties	136	14,630	5,256	36%
Partially-owned unconsolidated properties	99	11,009	2,012	18%

Total	323	37,457	19,086	51%

Total Owned Real Estate Portfolio:
Wholly-owned consolidated properties	375	93,290	93,290	100%
Partially-owned consolidated properties	301	63,668	36,824	58%
Partially-owned unconsolidated properties	101	11,741	2,276	19%

Total	777	168,699	132,390	78%

Management Contracts:
Property-managed for third parties	40	3,525
Asset-managed	399	37,283

Total	439	40,808

Total Portfolio	1,216	209,507

Glossary
GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending. CI expenditures are a component of capital expenditures in the GAAP Statements of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Supplemental Schedule 9 for further detail. CR expenditures are a component of capital expenditures in the GAAP Statements of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF measures profitability of operations and is prior to the cost of capital. FCF is comprised of AFFO (defined above), with adjustments to add back interest expense, minority interest in Aimco Operating Partnership, and preferred dividends. Because Aimco has unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)

Glossary (continued)
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, University Housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.